                                                                Exhibit 10.24

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


                        SOFTWARE LICENSE AND SUPPORT AGREEMENT

     This SOFTWARE LICENSE AND SUPPORT AGREEMENT (this "Agreement") is entered into by and between GeoCities, together with its Subsidiaries (as defined below) (collectively "Customer"), and StarPoint Software, Inc. ("StarPoint"), and describes the terms and conditions pursuant to which StarPoint shall license to Customer and support certain Software (as defined below).

     In consideration of the mutual promises and upon the terms and conditions set forth below, the parties agree as follows:

1.   DEFINITIONS

1.1 "CONFIDENTIAL INFORMATION" means this Agreement, including all of its terms, and all its Schedules, any addenda hereto signed by both parties, all Software listings, Documentation, information, data, drawings, benchmark tests, specifications, trade secrets, object code and machine-readable copies of the Software, source code relating to the Software, and any other proprietary information supplied to Customer by StarPoint, or by Customer to StarPoint and clearly marked as "confidential information", including all items defined as "confidential information" in any other agreement between Customer and StarPoint whether executed prior to or after the date of this Agreement.

1.2 "DOCUMENTATION" means any on-line help files, instruction manuals, operating instructions, user manuals, and specifications provided by StarPoint which describe the use of the Software and which either accompany the Software or are provided to Licensee at any time.

1.3 "EFFECTIVE DATE" means the later of the dates on which Customer and StarPoint have signed this Agreement.

1.4 "EQUIPMENT" means the computer system, including peripheral equipment and operating system software, specified in Schedule B.

1.5 "MAJOR AND MINOR UPDATES" shall mean updates, if any, to the StarPoint Software. Major Updates involve additions of substantial functionality while Minor Updates do not. Major Updates are designated by a change in the number to the left of the decimal point of the number appearing after the product name while Minor Updates are designated by a change in such number to the right of the decimal point. StarPoint is the sole determiner of the availability and designation of an update as a Major or Minor Update. Major Updates exclude software releases which are reasonably designated by StarPoint as new products, in accordance with generally accepted industry practices. Where used herein "Updates" shall mean Major or Minor Updates interchangeably.

1.6 "SITE" means each physical location, or each Internet service offering specified in Schedule B of one or more CPU's of the Equipment at which Customer is entitled to Use the Software.

1.7 "SOFTWARE" means the computer software programs specified in Schedule A and otherwise provided to Customer pursuant to this Agreement.

1.8 "SUBSIDIARY" means all current and future business entities of which a party owns, directly or indirectly, more than fifty percent (50%) of the equity securities or other equity interest granting such party voting rights exercisable in electing the management of the entities, for so long as such ownership exists.

1.9 "USE" means loading, utilization, storage or display of the Software by Customer for its own internal information processing, by copying or transferring the same into Customer's Equipment.

2.   LICENSE, DELIVERABLES AND COPIES

2.1 GRANT OF LICENSE. Subject to the terms and conditions of this Agreement, StarPoint hereby grants to Customer during an unlimited period of time, a non-exclusive and non-transferable license to (a) Use the Software on the Equipment (or with prior written notice to StarPoint, on substitute, upgraded, or additional equipment; provided, however that any costs resulting from the transfer of the Software to such equipment, including without limitation services rendered by StarPoint shall be Customer's responsibility) and at the Site (or with prior written notice to StarPoint on additional sites of Customer, to be specified in Schedule B), and to make sufficient copies as necessary for such Use, (b) use the Documentation in connection with Use of the Software, and (c) modify the Software pursuant to authorized Use of the Software specified in Schedule A, if any; provided that, although Customer does not transfer to StarPoint any of Customer's rights to such modifications, all such modifications shall be subject to the restrictions of this Agreement that apply to the Software. This license transfers to Customer neither title nor any proprietary or intellectual property rights to the Software, Documentation, or any copyrights, patents, or trademarks, embodied or used in connection therewith, except for the rights expressly granted herein. Notwithstanding the inclusion of Subsidiaries in the definition of Customer in this Agreement, StarPoint's affirmative obligations will be limited to the entity named above. Such entity hereby guarantees the performance of its Subsidiaries under this Agreement and shall indemnify and hold harmless StarPoint from and against all losses, costs, liabilities and expenses arising out of or relating to any breaches by such Subsidiaries of this Agreement.

2.2 DELIVERABLES. StarPoint shall issue to Customer, as soon as practicable, one (1) machine-readable copy of the Software for Use at the Site only, along with one (1) copy of the on-line Documentation, and one (1) written copy of the Documentation. Customer may duplicate the Documentation for internal use, and shall not distribute the Documentation to any party other than Customer and its Subsidiaries.

2.3 COPIES. Customer will be entitled to make a reasonable number of machine-readable copies of the Software for backup or archival purposes only. Customer may not copy the Software, except as permitted by this Agreement. Customer shall maintain accurate and up-to-date records of the number and location of all copies of the Software and inform StarPoint in writing of such location(s). All copies of the Software will be subject to all terms and conditions of this Agreement. Whenever Customer is permitted to copy or reproduce all or any part of the Software, all titles, trademark symbols, copyright symbols and legends, and other proprietary markings must be reproduced.

3. LICENSE RESTRICTIONS. Customer agrees that it will not itself, or through any parent, subsidiary, affiliate, agent or other third party: (a) sell, lease, license or sub-license the Software or the Documentation; (b) decompile, disassemble, or reverse engineer the Software, in whole or in part; (c) write or develop any derivative software or any other software program based upon the Software or any Confidential Information, except pursuant to authorized Use of Software, if any; (d) use the Software to provide services on a 'service bureau' basis; or
(e) provide, disclose, divulge or make available to, or permit use of the Software by any unauthorized third party without StarPoint's prior written consent.

4.   LICENSE FEE

4.1  LICENSE FEE.  In consideration of the license granted pursuant to
Section 2.1. Customer agrees to pay StarPoint the License Fee specified in Schedule A. The License Fee is due and payable in full upon the Effective Date.

4.2 TAXES. Customer agrees to pay or reimburse StarPoint for all federal, state, dominion, provincial, or local sales, use, personal property, payroll, excise or other taxes, fees, or duties arising out of this Agreement or the transactions contemplated by this Agreement (other than taxes on the net income of StarPoint).

4.3 NO OFFSET. Fees and expenses due from Customer under this Agreement may not be withheld or offset by Customer against other amounts owed by Customer for any reason.

5. ESCROW OF SOURCE CODE. A Master Source Code Escrow Agreement with respect to the Software (excluding the Third Party Software) shall be established within 30 days of the Effective Date. Customer shall have the right to become a beneficiary of the Escrow Agreement provided that Customer agrees to be bound by the terms of such Escrow Agreement.

6. MAINTENANCE AND SUPPORT. Customer agrees to pay Maintenance Fees according to Schedule C as attached hereto for each Site as specified in Schedule A. For so long as Customer is current in the payment of all maintenance fees, with respect to each site, Customer will be entitled to Maintenance and Support for each site as set forth in Schedule C attached hereto. Failure to pay maintenance fees with respect to any Site shall be deemed a material breach of this Agreement and in such event StarPoint shall have the right to terminate the rights granted hereunder with respect to such site.

7.   LIMITED WARRANTY AND LIMITATION OF LIABILITY

7.1 LIMITED WARRANTY. StarPoint warrants that for a period of ninety (180) days from the Effective Date (the "Warranty Period") (a) the Software will perform in substantial accordance with the Documentation and (b) the media on which the Software is distributed will be free from defects in materials and workmanship under normal use. If during the Warranty Period the Software or the media on which it is distributed do not perform as warranted (a "Non-Conformance"), StarPoint shall undertake to correct such Non-Conformance, or if correction is reasonably not possible, replace such Software or the media free of charge. If neither of the foregoing is commercially practicable, StarPoint shall terminate this Agreement and refund to Customer the License Fee. THE FOREGOING ARE CUSTOMER'S SOLE AND EXCLUSIVE REMEDIES FOR BREACH OF WARRANTY. The warranty set forth above is made to and for the benefit of Customer only. The warranty will apply only if:

(a) the Software has been properly installed and used at all times and in accordance with the instructions for Use; and

(b) no modification, alteration or addition has been made to the Software by persons other than StarPoint or StarPoint's authorized representative (except pursuant to the authorized Use of the Software specified in Schedule A) except as authorized in writing by StarPoint; and

(c) Customer has not requested modifications, alterations or additions to the Software that cause it to deviate from the Documentation.

(d) StarPoint warrants that it possesses all of the right, title, interest and authority to enter into this agreement with Customer. StarPoint also warrants that no lawsuit or claim concerning the Software is currently pending.

Any pre-production versions of the Software distributed to Customer are delivered "as-is," without any express or implied warranties. No employee, agent, representative or affiliate of StarPoint has authority to bind StarPoint to any oral representations or warranty concerning the Software. Any written representation or warranty not expressly contained in this Agreement will not be enforceable.

7.2 DISCLAIMER. EXCEPT AS SET FORTH ABOVE, STARPOINT MAKES NO WARRANTIES, WHETHER EXPRESS, IMPLIED, OR STATUTORY REGARDING OR RELATING TO THE SOFTWARE OR THE DOCUMENTATION, OR ANY MATERIALS OR SERVICES FURNISHED OR PROVIDED TO CUSTOMER UNDER THIS AGREEMENT, INCLUDING MAINTENANCE AND SUPPORT. STARPOINT SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT WITH RESPECT TO THE SOFTWARE, DOCUMENTATION AND SAID OTHER MATERIALS AND SERVICES, AND WITH RESPECT TO THE USE OF ANY OF THE FOREGOING. IN ADDITION, STARPOINT DISCLAIMS ANY WARRANTY WITH RESPECT TO, AND WILL NOT BE LIABLE OR OTHERWISE RESPONSIBLE FOR, THE OPERATION OF THE SOFTWARE IF PROGRAMS ARE MADE THROUGH THE USE OF SOFTWARE OR NON-STARPOINT SOFTWARE THAT CHANGE, OR ARE ABLE TO CHANGE, THE DATA MODEL OF THE SOFTWARE.

7.3 LIMITATION OF LIABILITY. IN NO EVENT WILL STARPOINT BE LIABLE FOR ANY LOSS OF PROFITS, LOSS OF USE, BUSINESS INTERRUPTION, LOSS OF DATA, COST OF COVER OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND IN CONNECTION WITH OR ARISING OUT OF THE FURNISHING, PERFORMANCE OR USE OF THE SOFTWARE OR SERVICES PERFORMED HEREUNDER, WHETHER ALLEGED AS A BREACH OF CONTRACT OR TORTIOUS CONDUCT, INCLUDING NEGLIGENCE, EVEN IF STARPOINT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN ADDITION, STARPOINT WILL NOT BE LIABLE FOR ANY DAMAGES CAUSED BY DELAY IN DELIVERY OR FURNISHING THE SOFTWARE OR SAID SERVICES. STARPOINT'S LIABILITY UNDER THIS AGREEMENT FOR DIRECT, INDIRECT, SPECIAL, INCIDENTAL AND/OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, RESTITUTION, WILL NOT, IN ANY EVENT, EXCEED THE LICENSE FEE PAID BY CUSTOMER TO STARPOINT UNDER THIS AGREEMENT.

7.4 ALLOCATION OF RISK. The provisions of this Section 7 allocate risks under this Agreement between Customer and StarPoint.

StarPoint's pricing reflects this allocation of risks and limitation of in accordance .with the provisions of this Agreement and will not liability.

7.5 CLAIMS. No action arising out of any breach or claimed breach of this Agreement or transactions contemplated by this Agreement may be brought by either party more than one (1) year after the cause of action has accrued. For purposes of this Agreement, a cause of action will be deemed to have accrued when a party knew or reasonably should have known of the breach or claimed breach.

8.   INDEMNIFICATION

8.1 INFRINGEMENT INDEMNITY. StarPoint shall, at its expense, defend or settle any claim, action or allegation brought against Customer that the Software infringes any patent, copyright, trade secret or other proprietary right of any third party and shall pay any final judgments awarded or settlements entered in the; provided that Customer gives prompt written notice to StarPoint of any such claim, action or allegation of infringement and gives StarPoint the authority to proceed as contemplated herein. StarPoint will have the exclusive right to defend any such claim, action or allegation and make settlements thereof at its own discretion, and Customer may not settle or compromise such claim, action or allegation, except with prior written consent of StarPoint. Customer shall give such assistance and information as StarPoint may reasonably require to settle or oppose such claims. In the event any such infringement, claim, action or allegation is brought or threatened, StarPoint may, at its sole option and expense:

(a) procure for Customer the right to continue Use of the Software or infringing part thereof; or

(b) modify or amend the Software or infringing part thereof, or replace the Software or infringing part thereof with other software having substantially the same or better capabilities; or, if neither of the foregoing is commercially practicable,

(c) terminate this Agreement and repay to Customer a portion, if any, of the License Fee and maintenance fees equal to the amount paid by Customer less one-sixtieth (1/60) thereof for each month or portion thereof that this Agreement has been in effect. StarPoint and Customer will then be released from any further obligations of indemnification provided for above and such other obligations that survive termination.

8.2 LIMITATION. The foregoing obligations shall not apply to the extent the infringement arises as a result of modifications to the Software made by any party other than StarPoint or StarPoint's authorized representative.

8.3 EXCLUSIVE REMEDY. The foregoing states the entire liability of StarPoint and Customer's exclusive remedy with respect to infringement of any patent, copyright, trade secret or other proprietary right.

8.4 CUSTOMER INDEMNITY. Customer shall indemnify and hold StarPoint harmless from and against any costs, losses, liabilities and expenses (including reasonable attorney's fees) arising out of third party claims related to Customers Use of the Software under this AGreement.

9.   CONFIDENTIALITY

9.1 CONFIDENTIAL INFORMATION. Each party acknowledges that the Confidential Information constitutes valuable trade secrets and each party agrees that it shall use Confidential Information solely in accordance with the provisions of this Agreement and will not disclose, or permit to be disclosed, the same, directly or indirectly, to any third party without the other party's prior written consent. Each party agrees to exercise due care in protecting the Confidential Information from unauthorized use and disclosure. Furthermore, it is understood that the terms of this Agreement reflect consideration received by Customer in return for being an early adopter of the Software and that StarPoint's future revenue potential could be adversely affected if such terms were to become publicly known. Therefore in addition to not disclosing the terms of this Agreement, the parties shall make no statement to any third party which tend to indicate the substance of the terms (for example "we got a great deal, it was a bad deal for them). However, neither party bears any responsibility for safeguarding information that (i) is publicly available, (ii) already in the other party's possession an not subject to a confidentiality obligation, (iii) obtained by the other party from third parties without restrictions on disclosure, (iv) independently developed by the other party without reference to Confidential Information, or (v) required to be disclosed by order of a court or other governmental entity. Nothing herein will prevent routine discussions by the parties that normally take place in a "user group" context.

9.2 INJUNCTIVE RELIEF. In the event of actual or threatened breach of the provisions of Section 9.1, the non-breaching party will have no adequate remedy at law and will be entitled to immediate and injunctive and other equitable relief, without bond and without the necessity of showing actual money damages.

10.  TERM AND TERMINATION

10.1 TERM. This Agreement will take effect on the Effective Date and will remain in force until terminated in accordance with this Agreement.

10.2  TERMINATION.  This Agreement is terminated by:

(a) Customer upon thirty (30) day's prior written notice to StarPoint, with or without cause, provided that no such termination will entitle Customer to a refund or any portion of the License Fee or maintenance fees;

(b) StarPoint upon written notice to Customer if any of the following events ("Termination Events") occur, provided that, except as set forth in
     Section 10.3(d) below, no such termination will entitle Customer to a refund of any portion of the License Fee or maintenance fees; (i) Customer fails to pay any undisputed amount due to StarPoint within thirty (30) days after StarPoint gives the Customer written notice of such non-payment; (ii) Customer is in material breach of any non-monetary term, condition or provision of Agreement, which breach, if capable of being cured, is not cured within thirty (30) days after StarPoint gives Customer written notice of such breach; or (iii) Customer becomes subject to any bankruptcy or insolvency proceeding under federal or state statutes; or (iv) StarPoint elects to refund Customer's fees in accordance with Section 7.1 or Section 8.1(c).

10.3 EFFECT OF TERMINATION. If any Termination Event occurs, termination will become effective immediately or on the date set forth in the written notice of termination. Termination of this Agreement will not affect the provisions regarding Customer's or StarPoint's treatment of Confidential Information, provisions relating to the payment of amounts due, or provisions limiting or disclaiming StarPoint's liability, which provisions will survive termination of this Agreement. Within fourteen (14) days after the date of termination or discontinuance of this Agreement for any reason whatsoever, Customer shall return the Software, derivative works and all copies thereof, in whole or in part, all related Documentation and all copies thereof, and any other Confidential Information in its possession. Customer shall furnish StarPoint with a certificate signed by an executive officer of Customer verifying that the same has been done.

11. NON-ASSIGNMENT. Neither this Agreement nor any rights under this Agreement may be assigned or otherwise transferred by Customer, in whole or in part, whether voluntary or by operation of law, including by way of sale of assets, merger or consolidation, without the prior written consent of StarPoint, which consent will not be unreasonably withheld or delayed.
Subject to the foregoing, this Agreement will be binding upon and will inure to the benefit of the parties and their respective successors and assigns.

11.2 ACQUISITION. In the event of acquisition of Customer resulting in transfer of control of a majority of equity interest, the rights under this Agreement shall be restricted to Customer and its Subsidiaries as constituted prior to the acquisition.

12. NOTICES. Any notice required or permitted under the terms of this Agreement or required by law must be in writing and must be (a) delivered in person, (b) sent by first class registered mail, or air mail, as appropriate,
(c) sent by overnight air courier, or (d) by facsimile, in each case properly posted to the appropriate address set forth below. Either party may change its address for notice by notice to the other party given in accordance with this Section. Notices will be considered to have been given at the time of actual delivery in person, three (3) business days after deposition the mail as set forth above, one (1) day after delivery to an overnight air courier service, or one (1) day after the moment of transmission by facsimile.

13. MISCELLANEOUS

13.1 CENTURY DATE. The software shall experience no change in accuracy, auditability or functionality relating to (1) the change of the system date to January 1, 2000 (the "Century Date") on the Equipment or (ii) with respect to the introduction or processing of records containing dates on or after the Century Date.

13.2 VIRUSES AND DISABLING DEVICES. Neither the Software nor any enhancements, modifications, upgrades, updates, revisions or releases thereof shall contain (i) any mechanism such as a "trap door", "time bomb", or "logic bomb", software protection routine or other similar device, that would enable StarPoint to disable the Software or make the Software inaccessible to GeoCities after the Software is installed; or (ii) to the best of StarPoint's knowledge, any computer "virus", "worm" or similar programming routine.

13.3 FORCE MAJEURE. Neither party will incur any liability to the other party on account of any loss or damage resulting from any delay or failure to perform all or any part of this Agreement if such delay or failure is caused, in whole or in part, by events, occurrences, or causes beyond the control and without negligence of the parties. Such events, occurrences, or causes will include,without limitation, acts of God, strikes, lockouts, riots, acts of war, earthquakes, fire and explosions, but the inability to meet financial obligations is expressly excluded.

13.4 WAIVER. Any waiver of the provisions of this Agreement or of a party's rights or remedies under this Agreement must be in writing to be effective. Failure, neglect, or delay by a party to enforce the provisions of this Agreement or its rights or remedies at any time, will not be construed and will not be deemed to be a waiver of such party's rights under this Agreement and will not in any affect the validity of the whole or any part of this Agreement or prejudice such party's right to take subsequent action. Except as expressly stated in this Agreement, no exercise or enforcement by either party of any right or remedy under this Agreement will preclude the enforcement by such party of any other right or remedy under this Agreement or that such party is entitled by law to enforce.

13.5 SEVERABILITY. If any term, condition, or provision in this Agreement is found to be invalid,unlawful or unenforceable to any extent, the parties shall endeavor in good faith to agree to such amendments that will preserve, as far as possible,the intentions expressed in this Agreement. If the parties fail to agree on such an amendment, such invalid term, condition or provision will be severed from the remaining terms, conditions and provisions, which will continue to be valid and enforceable to the fullest extent permitted by law.

13.6 STANDARD TERMS OF CUSTOMER. No terms, provisions or condition s of any purchase order, acknowledgment or other business form that Customer may use in connection with the acquisition or licensing of the Software will have any effect on the rights, duties or obligations of the parties under, or otherwise modify, this Agreement, regardless of any failure of StarPoint to object to such terms, provisions or conditions.

13.7 AMENDMENTS TO THIS AGREEMENT. This Agreement may not be amended, except by a writing signed by both parties.

13.8 STARPOINT'S PRIOR CONSENT. Unless expressly provided otherwise in this Agreement, any prior consent of StarPoint that is required before Customer may take an action may be granted or withheld in StarPoint's sole and absolute discretion.

13.9 EXPORT OF SOFTWARE. Customer may not export or re-export this Software without the prior written consent of StarPoint and without the appropriate United States and foreign government licenses.

13.10 APPLICABLE LAW. This Agreement will be interpreted and construed in accordance with the laws of the State of California and the United States of America, without regard to conflict of law principles.

13.11 PUBLIC ANNOUNCEMENTS. Customer acknowledges that StarPoint may desire to use its name in press releases, product brochures and financial reports indicating that Customer is a customer of StarPoint, and Customer agrees that StarPoint may use its name in such a manner. Customer reserves the right to review any use of its name and to withhold permission, which permission will not reasonably be withheld.

13.12 ARBITRATION. All claims, disputes, and other matters in question arising out of, or relating to, this Agreement or the interpretation or breach thereof, shall be decided by arbitration before a single arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association then obtaining unless the parties mutually agree otherwise. Said arbitration shall be held in San Jose, California. This agreement to arbitrate shall be specifically enforceable under applicable law in any court of competent jurisdiction. Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement and with the American Arbitration Association. The award rendered by the arbitrator shall be final and judgment may be entered in accordance with applicable law and in any court.

having jurisdiction thereof. The arbitrator shall determine who is the prevailing party and shall award reasonable attorneys' fees and expenses of the arbitration to such party.

13.13 HEADINGS. Section and Schedule headings are for ease of reference only and do not form part of this Agreement.

13.14 ENTIRE AGREEMENT. This Agreement (including the Schedules and any addenda hereto signed by both parties) contains the entire agreement of the parties with respect to the subject matter of this Agreement and supersedes all previous communications, representations, understandings and agreements, either oral or written, between the parties with respect to said subject matter, except as provided in Section 1.3 with respect to the definition of "Confidential Information."



IN WITNESS WHEREOF, the parties have executed this Agreement.

(CUSTOMER)                                 STAR-POINT SOFTWARE, INC.

By: [illegible]                            By: /s/ Michael Tanne, President
   -------------------------------------      --------------------------------
[illegible], V.P. Operations                  Michael Tanne, President
----------------------------------------      --------------------------------
  (print name and title)                        (print name and title)

Date:   7/11/97                            Date:  27 June 1997
    -----------------------------------         ------------------------------

Address:                                   Address:
1918 Main St #300                          650 Castro Street, Suite 260
----------------------------------------   -----------------------------------
Santa Monica CA 90405                      Mountain View, CA 94041
----------------------------------------   -----------------------------------

----------------------------------------   -----------------------------------

                                      SCHEDULE A
                               SOFTWARE AND LICENSE FEE


SOFTWARE

StarPoint Ad System. Standard configuration, including the following modules: Content stream, demographic, c,eo-raphic, user interest, sponsorship, ad inventory, and any future functionality that is incorporated into the Ad System and not identified as a separate charceable option.

PLATFORM

Solaris

CONFIGURATION

Authorized confi-uration to support delivery of "unlimited" ads/day for the GeoCities Web site and future sites that are Subsidiaries of Customer, or sites that are minority-owned properties of Customer that do not qualify as Subsidiaries, but for which StarPoint has -iven written permission to Use the Software.

LICENSE FEE

[*] payable according to the followinc, schedule:

     [*] upon contract sicnarure (by June 27, 1997)
     [*] by July 31, 1997
     [*] by August 29, 1997

ANNUAL MAINTENANCE FEE

[*] of License Fee [*] for each Site on which the Software is installed that is not an exact duplicate of another Site, operated exclusively for the purpose of Geographic or load distribution. Payment for the first year is due by August 29, 1997. The annual maintenance renewal date shall be the anniversary of the Effective Date.

SPECIAL TERMS

Customer agrees to provide a customer quote for a press release announcing the use of StarPoint Ad System on the GeoCities Web site, and to continue to act as a StarPoint reference account for prospects, customers, press and analysts, provided such requests do not become burdensome to Customer.

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                      SCHEDULE B

                                 EQUIPMENT AND SITE


B.I  The following is the Equipment on which Customer may Use the Software:

not restricted

B.2  The following is the Operating System on which Customer may Use the
Software:

Solaris

B.3 The following is/are the physical Site(s) at which Customer is entitled to Use the Software:

Physical sites are not restricted, but Customer will advise StarPoint in writinc, of the installation of Software at any new site.

B.4  The following is the maximum number of delivered ads/day allowed under the
Agreement:

unlimited

                                      SCHEDULE C
                               MAINTENANCE AND SUPPORT
DEFINITIONS

1.1 "SUPPORT CALL (LEVEL 1)" means a reported problem in the Software which causes the system to be down and not serving ads, or has a significant revenue impact, with no obvious work-around.

1.2 "SUPPORT CALL (LEVEL 2)" means a reported problem in the Software, not considered as a Level I support problem as defined in 1.1 above, which causes serious disruption of a function such as targeting, ad insertion, campaign management or reporting, however the system is still serving ads.

1.3 "SUPPORT CALL (LEVEL 3)" means a reported problem in the Software which is not affecting the Software's ability to perform substantially in accordance with the user documentation.

1.4 "RESPONSE TIME" means the elapsed time between the receipt of a service call and the time when StarPoint begins the Maintenance and Support, includin- a verbal or written confirmation to the Customer thereof.

1.6  "RESPONSE CENTER AND CONTACT PROCEDURE" shall mean:

          Address                              Hours of Operation *
          650 Castro Street Suite 260          Monday - Friday
          Mountain View, CA 94041              (excluding public holidays)
          www.starpt.com                       9 am - 6 pm PST
                                               * 24x7 maintenance customers
                                               have continuous access

          Contact Infon-nation                 Pacer: 415/428-2424, 415/335-0503
          Tel: (415) 960-1 1 00 x2O            E-mail: support@starpt.com
          Fax: (415) 960 1140 attn: Support


2 Term AND TERMINATION. StarPoint's provision of Maintenance and Support to Customer will commence on the Effective Date and will continue for an initial term of one (1) year. Maintenance and Support will automatically renew at the end of the initial term and any subsequent term for a renewal term of one (1) year unless Customer has provided StarPoint with a written ten-nination notice of its intention not to renew the Maintenance and Support at least ninety (90) days prior to the termination expiration of the then-current term. Termination of Maintenance and Support upon failure to renew will not affect the license of the Software.

3 MAINTENANCE AND SUPPORT SERVICES. Maintenance and Support will be provided only with respect to versions cf the Software that are being supported by StarPoint, according to the followincy schedule: (a) a Major Update will be supported for two (2) years after the commercial release of the next Major Update, provided always that Customer makes use of the last Minor Update and Update of the first mentioned Major Update and (b) a Minor Update will be supported for one (1) year after the commercial release of the next Minor Update, provided always that Customer makes use of the last Update of the related Major Update.

     3.1 LEVELS OF MAINTENANCE AND SU@RT. Maintenance and Support is available at the following Response Times: (i) Support Call (Level 1):
          response time two (2) hours, patch or work-around next day, fixed or documented in next major product release (ii) Support Call (Level 2): response time six (6) hours, patch or work-around within five days, fixed or documented in next major product release; (iii) Support Call (Level 3): one (1) business day, problem documented and input for consideration in next major product release

     3.2 BASIC MAINTENANCE. Basic Maintenance means that StarPoint will provide during StarPoint's standard. hours of service: (i) Updates and Minor Updates, when and if available, and related on-line Documentation, and (ii) telephone assistance with respect to the Software, including (a) clarification of functions and features of the Software; (b) clarification of the Documentation; (c) cuidance in the operation of the Software; and (d) error verification, analysis and correction to the extent possible by telephone. StarPoint's standard hours of service are Monday through Friday, 9:00 a.m. to 6:00 p.m., PST except for holidays as observed by StarPoint.

     3.3 ON-SITE ASSISTANCE. At StarPoint's discretion, StarPoint can decide to provide Maintenance and Support at the Customer Site. In such event Customer will reimburse StarPoint for all related traveling expenses and costs for board and lodging.

     3.4 INSTALLATION AND CONVERSION. Upon Customer's request, StarPoint can perform the installation and/or conversion of the Software. Unless otherwise agreed, the costs hereof shall be invoiced to Customer on the basis of StarPoint's then-current rates.

     3.5 CAUSES WHICH ARE NOT ATTRIBUTABLE TO STARPOINT. Maintenance and Support will not include services requested as a result of, or with respect to causes which are not attributable to StarPoint. These services will be billed to Customer at StarPoint's then-current rates. Causes which are not attributable to StarPoint include but are not limited to:

          3.5.1 accident. unusual physical, electrical or electromagnetic stress; neglect; misuse; failure or fluctuation of electric power, air conditioning or humidity control; failure of rotation media not famished by StarPoint; excessive heating; fire and smoke damage; operation of the Software with other media and hardware, software or telecommunication interfaces not meeting or not maintained in accordance with the manufacturer's specifications; or causes other than ordinary use;

          3.5.2 improper installation by Customer or use of the Software that deviates from any operating procedures established by StarPoint in the applicable Documentation;

          3.5.3 modification. alteration or addition or attempted modification, alteration or addition of the Software undertaken bv persons other than StarPoint or StarPoint's authorized representatives;

          3.5.4 software programs made by Customer, StarPoint or other parties.

4 RESPONSIBILITIES OF CUSTOMER. StarPoint's provision of Maintenance and Support to Customer is subject to the following:

     4.1 Customer shall provide StarPoint with access to Customer's personnel and Equipment during normal business hours. This access must include the ability to dial-in to the Equipment on which the Software is operating and to obtain the level of necessary to support the Software.

     4.2 Customer shall provide supervision, control and management of the Use of the Software. In addition, Customer shall implement procedures for the protection of information and the implementation of backup facilities in the event of errors or malfunction of the Software or Equipment.

     4.3 Customer shall document and promptly report all errors or malfunctions of the Soft%vare to StarPoint. Customer shall take all steps necessary to carry out procedures for the rectification of errors or malfunctions within a reasonable time after such procedures have been received from StarPoint.

     4.4 Customer shall maintain a current backup copy of all programs and data.

     4.5 Customer shall properly train its personnel in the Use and application of the Software and the Equipment on which it is used.

5 MAINTENANC FEE. The Maintenance Fee for each calendar year of Maintenance and Support will be [*] of the License Fee as defined in Schedule A for each Site as specified in Schedule A. The Maintenance Fee is due and payable in full in advance within thirty (30) days after the date of delivery of the Software. Any amounts not paid within thirty (30) days will be subject to interest of [*] per month, which interest will be immediately due and payable. Each calendar year, the Maintenance Fee may be modified by StarPoint due to general price increases and/or general inflation increases which are reflected in the Consumer Price Index, but shall, for a period of four years from the Effective Date, in no event exceed [*] plus the increase in the Consumer Price Index for the applicable time period, by written notice to Customer at least thirty
     (30) days prior to the end of the then-current term. In the event of a modification of the Maintenance Fee, Customer may discontinue Maintenance and Support. If Customer elects not to renew Maintenance and Support, Customer may re-enroll only upon payment of the annual Maintenance Fee for the coming year and [*] per cent of all Maintenance Fees that would have been paid had Customer not terminated Maintenance and Support, which entities Customer to all Updates and Minor Updates of the Software which have been released during the same period.

6 ASSIGNMENT OF DUTIES. StarPoint may assign its duties of Maintenance and Support to a third party, provided that StarPoint will remain responsible for the actions of such third party. Any such assignment is subject to Customer's consent, which consent shall not be unreasonably withheld or delayed.]

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

PROPOSAL

Estimated Engineering Time Required: 1 week, assuming no changes to the proposed mapping and filtering.

Cost [*] ([*] days @ [*]/day consulting rate)

Delivery Date. Completed and fully-testing by Friday, October 24th. $[*] of the fee will be paid up front and $[*] will be paid upon completion if the proposal is complete on time. If the delivery date slips we will pay $[*] when the project is completed, and StarPoint will forfeit the remaining $[*]. The agreed upon deliverables include all reports that run succssfully for the three consecutive days starting Friday, October 24. All stock impromptu reports templates will have columns of data specified along with the appropriate formatting (see page 3). The reports should also generate 1-2 weeks of data without blowing up. Area filtering should be completed based on the areamap.txt we will give you on Wednesday October 15. OS, Browser and Domain filtering should be completed according to page 4 of this document. All Stock Impromptu reports should be set up by StarPoint to sun automatically on a nightly basis and saved as snapshots.

Accepted


          GeoCities  /s/ [ILLEGIBLE]                Date  10/13/97
          StarPoint  /s/ [ILLEGIBLE]                Date  10/13/97

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.




                                                                        page 2